Exhibit 99.1
Media Contact:	Investor Contact:
Wendi Kopsick	Michael Lynch
Kekst and Company	Chief Financial Officer
212-521-4867	201-934-2577

FOR IMMEDIATE RELEASE

FOOTSTAR PROVIDES UPDATE ON MANAGEMENT CHANGES
AND DECLARES $1 DISTRIBUTION

MAHWAH, NEW JERSEY, January 8, 2009 -- Footstar, Inc. today provided an update as the Company continues to move forward with the previously announced wind-down of its business.

The Company said that on January 1, 2009, Jon Couchman assumed the role of Chief Executive Officer and President of Footstar, Inc., while retaining his position as Chairman of the Board. He succeeds Jeff Shepard, whose employment agreement with Footstar terminated on December 31, 2008.

Mr. Couchman stated, "The Board of Directors of Footstar thanks Jeff for his 14 years of dedication and service to the company, its employees and shareholders, and we wish him all the best in the future.  I look forward to continuing my involvement with Footstar in this expanded role as we move ahead with the wind-down of the business.”

Consistent with the Plan of Liquidation adopted by the Footstar Board on May 9, 2008, Footstar is proceeding with the liquidation and dissolution of the Company, following the expiration of its agreement with Kmart on December 31, 2008 under which it has operated the footwear departments in Kmart stores. Kmart has agreed to purchase the inventory that was in these Kmart footwear departments as of December 31, 2008.

Today, the Company announced a $1 per share cash distribution, payment of which is contingent on receipt of amounts due from Kmart for the inventory.  The distribution would be paid to shareholders of record at the close of business on January 20, 2009. The distribution is scheduled to be paid on January 27, 2009 assuming receipt of amounts due from Kmart (and could be delayed or rescheduled in the event such amounts are not timely received). Including the distribution announced today, since March 27, 2007 the Company has declared cumulative distributions to shareholders of $7 per share.

The distribution is expected to be treated as a return of capital for tax reporting purposes, but shareholders will receive further information on Form 1099 after the end of 2009 and are encouraged to consult with their own tax advisors regarding the tax treatment of the distribution.  Under NASDAQ rules, it is anticipated that Footstar's stock will trade ex dividend the day after the payment of the dividend.   The Company is continuing to prepare for the wind-down of its business and for the submission of a plan of dissolution to the Company's stockholders.

About Footstar, Inc.

Footstar, Inc. (OTCBB: FTAR) is a discount footwear retailer.

Forward-Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances.  Factors that could affect our forward-looking statements include, among other things, our timely receipt of amounts due from Kmart for the purchase of inventory, our ability to manage the wind-down of our business, the impact of the payment of the $1.00 per share special distribution on January 27, 2009 on our future cash requirements and liquidity needs, for any contingencies and obligations, and the other risks and uncertainties discussed more fully in our 2007 Annual Report on Form 10-K and our 2008 quarterly reports on Form 10-Q.

Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance.  Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects.  Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.

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